Exhibit 99.1

July 24, 2024

Simmons First National Corporation Reports Second Quarter 2024 Results

Bob Fehlman, Simmons’ Chief Executive Officer, commented on second quarter 2024 results:

Overall, we were very pleased with our results for the quarter as key profitability metrics – net income, total revenue and pre-provision net revenue – all showed positive progression on a linked quarter basis.

Total loans increased 4 percent on a linked quarter annualized basis, while our focus on maintaining prudent pricing discipline resulted in a 15 basis point increase in the yield on our loan portfolio from the first quarter. At the same time, the pace of increase in deposit costs slowed, rising just 4 basis points compared to first quarter levels, and noninterest bearing deposit migration also eased. As a result, our net interest margin rose 3 basis points on a linked quarter basis.

Credit quality trends in the quarter were also positive, with nonperforming loans and past due loans decreasing from first quarter levels. While we continue to operate against a backdrop of uncertainty concerning slower economic growth and the timing of lower interest rates, we are comforted by our strong capital and liquidity positions. And given the liability sensitivity of our balance sheet, we believe we are well-positioned for profitable growth in a lower interest rate environment.

FINANCIAL HIGHLIGHTS	2Q24	1Q24	2Q23	2Q24 Highlights
BALANCE SHEET (in millions)

Comparisons reflect 2Q24 vs 1Q24

•  Net income of $40.8 million and diluted EPS of $0.32

•  Adjusted earnings[1] of $41.9 million and adjusted diluted EPS[1] of $0.33

•  Total revenue of $197.2 million. PPNR[1] of $57.9 million; Adjusted PPNR[1] of $59.4 million

•  Net interest margin at 2.69%, up 3 bps

•  Pace of increase in deposit costs slowed significantly (4 bps) and noninterest bearing migration eased

•  Positive operating leverage driven by revenue growth and decline in noninterest expense

•  Provision for credit losses on loans exceeded net charge-offs in the quarter by $3.0 million

•  NCO ratio 19 bps in 2Q24; 16 bps of NCO ratio associated with run-off portfolio

•  ACL ratio ends the quarter at 1.34%; NPL coverage ratio at 223%

•  EA ratio 12.64%; TCE ratio[1] up 9 bps to 7.84%

Total loans	$17,192	$17,002	$16,834
Total investment securities	6,571	6,735	7,337
Total deposits	21,841	22,353	22,489
Total assets	27,369	27,372	27,959
Total shareholders’ equity	3,459	3,439	3,356
ASSET QUALITY
Net charge-off ratio (NCO ratio)	0.19%	0.19%	0.04%
Nonperforming loan ratio	0.60	0.63	0.43
Nonperforming assets to total assets	0.39	0.41	0.28
Allowance for credit losses to total loans	1.34	1.34	1.25
Nonperforming loan coverage ratio	223	212	292
PERFORMANCE MEASURES (in millions)
Total revenue	$197.2	$195.1	$208.2
Adjusted total revenue[1]	197.2	195.1	208.6
Pre-provision net revenue[1] (PPNR)	57.9	55.2	68.5
Adjusted pre-provision net revenue[1]	59.4	57.2	72.6
Provision for credit losses	11.1	10.2	0.1
PER SHARE DATA
Diluted earnings	$0.32	$0.31	$0.46
Adjusted diluted earnings[1]	0.33	0.32	0.48
Book value	27.56	27.42	26.59
Tangible book value[1]	16.20	16.02	15.17
CAPITAL RATIOS
Equity to assets (EA ratio)	12.64%	12.56%	12.00%
Tangible common equity (TCE) ratio[1]	7.84	7.75	7.22
Common equity tier 1 (CET1) ratio	12.00	11.95	11.92
Total risk-based capital ratio	14.17	14.43	14.17
LIQUIDITY ($ in millions)
Loan to deposit ratio	78.72%	76.06%	74.85%
Borrowed funds to total liabilities	7.38	5.42	7.49
Uninsured, non-collateralized deposits (UCD)	$4,408	$4,643	$4,802
Additional liquidity sources	11,120	11,457	11,096
Coverage ratio of UCD	2.5x	2.5x	2.3x

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $40.8 million for the second quarter of 2024, compared to $38.9 million in the first quarter of 2024 and $58.3 million in the second quarter of 2023. Diluted earnings per share were $0.32 for the second quarter of 2024, compared to $0.31 in the first quarter of 2024 and $0.46 in the second quarter of 2023. Adjusted earnings1 for the second quarter of 2024 were $41.9 million, compared to $40.4 million for the first quarter of 2024 and $61.4 million for the second quarter of 2023. Adjusted diluted earnings per share1 for the second quarter of 2024 were $0.33, compared to $0.32 for the first quarter of 2024 and $0.48 for the second quarter of 2023.

During the second quarter of 2024, we recorded $0.3 million of noninterest expense related to an FDIC special assessment levied to support the Deposit Insurance Fund. This expense was in addition to the $1.6 million and $10.5 million FDIC special assessment we recorded in the first quarter of 2024 and fourth quarter of 2023, respectively. The table below summarizes the impact of these items, along with the impact of certain other items, consisting primarily of branch right sizing, early retirement, and termination of vendor and software services. They are also described in further detail in the “Reconciliation of Non-GAAP Financial Measures” tables contained in this press release.

Impact of Certain Items on Earnings and Diluted EPS

$ in millions, except per share data	2Q24	1Q24	2Q23
Net income	$40.8	$38.9	$58.3
FDIC special assessment	0.3	1.6	—
Branch right sizing, net	0.5	0.2	0.1
Early retirement program	0.1	0.2	3.6
Termination of vendor and software services	0.6	—	—
Loss on sale of AFS investment securities	—	—	0.4

Total pre-tax impact	1.5	2.0	4.1
Tax effect[2]	(0.4)	(0.5)	(1.0)

Total impact on earnings	1.1	1.5	3.1

Adjusted earnings[1]	$41.9	$40.4	$61.4

Diluted EPS	$0.32	$0.31	$0.46
FDIC special assessment	—	0.01	—
Branch right sizing, net	—	—	—
Early retirement program	—	—	0.03
Termination of vendor and software contracts	0.01	—	—
Loss on sale of AFS investment securities	—	—	—

Total pre-tax impact	0.01	0.01	0.03
Tax effect[2]	—	—	(0.01)

Total impact on earnings	0.01	0.01	0.02

Adjusted Diluted EPS[1]	$0.33	$0.32	$0.48

Net Interest Income

Net interest income for the second quarter of 2024 totaled $153.9 million, compared to $151.9 million for the first quarter of 2024 and $163.2 million for the second quarter of 2023. Interest income totaled $329.1 million for the second quarter of 2024, compared to $322.6 million for the first quarter of 2024 and $297.2 million for the second quarter of 2023. The increase in interest income was primarily driven by an increase in loan production coupled with the rate earned on loans. Interest expense totaled $175.2 million for the second quarter of 2024, up $4.5 million on a linked quarter basis primarily due to an increase in other borrowings costs. Included in net interest income is accretion recognized on loans, which totaled $1.6 million for the second quarter of 2024, $1.1 million for the first quarter of 2024 and $2.3 million for the second quarter of 2023.

The yield on loans on a fully taxable equivalent (FTE) basis for the second quarter of 2024 was 6.39 percent, up 15 basis points from 6.24 percent for the first quarter of 2024 and up 50 basis points from 5.89 percent for the second quarter of 2023. Cost of deposits for the second quarter of 2024 was 2.79 percent, compared to 2.75 percent for the first quarter of 2024 and 1.96 percent for the second quarter of 2023. The net interest margin on an FTE basis for the second quarter of 2024 was 2.69 percent, compared to 2.66 percent for the first quarter of 2024 and 2.76 percent for the second quarter of 2023.

Select Yield/Rates

	2Q24	1Q24	4Q23	3Q23	2Q23
Loan yield (FTE)[2]	6.39%	6.24%	6.20%	6.08%	5.89%
Investment securities yield (FTE)[2]	3.68	3.76	3.67	3.08	2.91
Cost of interest bearing deposits	3.53	3.48	3.31	3.06	2.57
Cost of deposits	2.79	2.75	2.58	2.37	1.96
Cost of borrowed funds	5.84	5.85	5.79	5.60	5.31
Net interest spread (FTE)[2]	1.92	1.89	1.93	1.87	2.10
Net interest margin (FTE)[2]	2.69	2.66	2.68	2.61	2.76

Noninterest Income

Noninterest income for the second quarter of 2024 was $43.3 million, compared to $43.2 million in the first quarter of 2024 and $45.0 million in the second quarter of 2023. Adjusted noninterest income1 was $43.3 million in the second quarter of 2024, compared to $43.2 million in the first quarter of 2024 and $45.4 million in the second quarter of 2023. The increase in noninterest income and adjusted noninterest income on a linked quarter basis was primarily due to an increase in wealth management fees and service charges on deposit accounts, offset in part by a decline in mortgage lending income.

Noninterest Income

$ in millions	2Q24	1Q24	4Q23	3Q23	2Q23
Service charges on deposit accounts	$12.3	$12.0	$12.8	$12.4	$12.9
Wealth management fees	8.3	7.5	7.7	7.7	7.4
Debit and credit card fees	8.2	8.2	7.8	7.7	8.0
Mortgage lending income	2.0	2.3	1.6	2.2	2.4
Other service charges and fees	2.4	2.2	2.3	2.2	2.3
Bank owned life insurance	3.9	3.8	3.1	3.1	2.6
Gain (loss) on sale of securities	—	—	(20.2)	—	(0.4)
Other income	6.4	7.2	6.9	7.4	9.8

Total noninterest income	$43.3	$43.2	$22.0	$42.8	$45.0

Adjusted noninterest income[1]	$43.3	$43.2	$42.2	$42.8	$45.4

Noninterest Expense

Noninterest expense for the second quarter of 2024 was $139.4 million, compared to $139.9 million in the first quarter of 2024 and $139.7 million in the second quarter of 2023. During the second quarter and first quarter of 2024, noninterest expense included an FDIC special assessment of $0.3 million and $1.6 million, respectively. Also included in noninterest expense are certain items consisting of branch right sizing, early retirement, and termination of vendor and software services. Collectively, these items totaled $1.5 million in the second quarter of 2024, $2.0 million in the first quarter of 2024 and $3.7 million in the second quarter of 2023. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense1 was $137.8 million in the second quarter of 2024, $137.9 million in the first quarter of 2024 and $136.0 million in the second quarter of 2023. The decrease in noninterest expense and adjusted noninterest expense on a linked quarter basis was primarily due to a decline in salaries and employee benefits.

Noninterest Expense

$ in millions	2Q24	1Q24	4Q23	3Q23	2Q23
Salaries and employee benefits	$70.7	$72.7	$67.0	$67.4	$74.7
Occupancy expense, net	11.9	12.3	11.7	12.0	11.4
Furniture and equipment	5.6	5.1	5.4	5.1	5.1
Deposit insurance	5.4	5.5	4.7	4.7	5.2
Other real estate and foreclosure expense	0.1	0.2	0.2	0.2	0.3
FDIC special assessment	0.3	1.6	10.5	—	—
Other operating expenses	45.4	42.5	48.6	42.6	42.9

Total noninterest expense	$139.4	$139.9	$148.1	$132.0	$139.7

Adjusted salaries and employee benefits[1]	$70.6	$72.4	$66.0	$65.8	$71.1
Adjusted other operating expenses[1]	44.3	42.4	44.9	42.1	43.0
Adjusted noninterest expense[1]	137.8	137.9	132.7	129.9	136.0
Efficiency ratio	68.38%	69.41%	80.46%	65.11%	65.18%
Adjusted efficiency ratio[1]	65.68	66.42	62.91	61.94	61.29
Full-time equivalent employees	2,961	2,989	3,007	3,005	3,066

Loans and Unfunded Loan Commitments

Total loans at the end of the second quarter of 2024 were $17.2 billion, up $359 million, or 2 percent, compared to $16.8 billion at the end of the second quarter of 2023. Total loans on a linked quarter basis increased $191 million or 1 percent, reflecting continued focus on maintaining disciplined pricing strategies and prudent underwriting standards given market uncertainty regarding near-term economic activity and conditions. Unfunded loan commitments at the end of the second quarter of 2024 were $3.8 billion, compared to $3.9 billion at the end of the first quarter of 2024 and $4.4 billion at the end of the second quarter of 2023. The commercial loan pipeline ended the second quarter of 2024 at $1.0 billion, relatively unchanged from levels at the end of the first quarter 2024. The rate on ready to close commercial loans at the end of the second quarter of 2024 was 8.68 percent, up 30 basis points from the end of the first quarter of 2024.

Loans and Unfunded Loan Commitments

$ in millions	2Q24	1Q24	4Q23	3Q23	2Q23
Total loans	$17,192	$17,002	$16,846	$16,772	$16,834
Unfunded loan commitments	3,746	3,875	3,880	4,049	4,443

Deposits

Total deposits at the end of the second quarter of 2024 were $21.8 billion, compared to $22.4 billion at the end of the first quarter of 2024 and $22.5 billion at the end of the second quarter of 2023. The decrease in total deposits on a linked quarter basis was primarily attributable to activity related to public funds deposits. Noninterest bearing deposits totaled $4.6 billion at the end of the second quarter of 2024, relatively unchanged from first quarter 2024 levels as deposit migration eased in the second quarter. The loan-to-deposit ratio at the end of the second quarter of 2024 was 79 percent, compared to 76 percent at the end of the first quarter of 2024 and 75 percent at the end of the second quarter of 2023.

Deposits

$ in millions	2Q24	1Q24	4Q23	3Q23	2Q23
Noninterest bearing deposits	$4,624	$4,698	$4,801	$4,991	$5,265
Interest bearing transaction accounts	10,092	10,316	10,277	9,875	10,203
Time deposits	4,185	4,314	4,266	4,103	3,784
Brokered deposits	2,940	3,025	2,901	3,262	3,237

Total deposits	$21,841	$22,353	$22,245	$22,231	$22,489

Noninterest bearing deposits to total deposits	21%	21%	22%	22%	23%
Total loans to total deposits	79	76	76	75	75

Asset Quality

Provision for credit losses totaled $11.1 million for the second quarter of 2024, compared to $10.2 million for the first quarter of 2024 and $0.1 million for the second quarter of 2023. Provision for credit losses on loans exceeded net charge-offs by $3.0 million during the second quarter of 2024. The allowance for credit losses on loans at the end of the second quarter of 2024 was $230.4 million, compared to $227.4 million at the end of the first quarter of 2024 and $210.0 million at the end of the second quarter of 2023. The increase in allowance for credit losses on loans on a linked quarter and year-over-year basis reflected continued normalization of the credit environment from historical lows, as well as changes in the macroeconomic conditions and increased activity in the loan portfolio. The allowance for credit losses on loans as a percentage of total loans was 1.34 percent at the end of the second quarter of 2024, unchanged from first quarter 2024 levels and up from 1.25 percent at the end of the second quarter of 2023.

Net charge-offs as a percentage of average loans for the second quarter of 2024 were 19 basis points, unchanged from first quarter 2024 levels and up from the 4 basis points recorded in the second quarter of 2023. Net charge-offs in the second quarter of 2024 included $6.7 million of charge-offs related to the previously identified run-off portfolio, which consists of an acquired asset-based lending portfolio and a small ticket equipment finance portfolio. Net charge-offs from the run-off portfolio accounted for 16 basis points of total net charge-offs recorded during the second quarter of 2024.

Total nonperforming loans at the end of the second quarter of 2024 were $103.4 million, compared to $107.3 million at the end of the first quarter of 2024 and $72.0 million at the end of the second quarter of 2023. The decrease in nonperforming loans on a linked quarter basis was primarily due to the run-off portfolio, which included a $5 million charge-off on a single, previously identified nonperforming asset-based lending credit. The nonperforming loan coverage ratio ended the second quarter of 2024 at 223 percent, compared to 212 percent at the end of the first quarter of 2024 and 292 percent at the end of the second quarter of 2023. Total nonperforming assets as a percentage of total assets were 0.39 percent at the end of the second quarter of 2024, compared to 0.41 percent at the end of the first quarter of 2024 and 0.28 percent at the end of the second quarter of 2023.

Asset Quality

$ in millions	2Q24	1Q24	4Q23	3Q23	2Q23
Allowance for credit losses on loans to total loans	1.34%	1.34%	1.34%	1.30%	1.25%
Allowance for credit losses on loans to nonperforming loans	223	212	267	267	292
Nonperforming loans to total loans	0.60	0.63	0.50	0.49	0.43
Net charge-off ratio (annualized)	0.19	0.19	0.11	0.28	0.04
Net charge-off ratio YTD (annualized)	0.19	0.19	0.12	0.12	0.04
Total nonperforming loans	$103.4	$107.3	$84.5	$81.9	$72.0
Total other nonperforming assets	3.4	5.0	5.8	5.2	4.9

Total nonperforming assets	$106.8	$112.3	$90.3	$87.1	$76.9

Reserve for unfunded commitments	$25.6	$25.6	$25.6	$25.6	$36.9

Capital

Total stockholders’ equity at the end of the second quarter of 2024 was $3.5 billion, compared to $3.4 billion at the end of the second quarter of 2023. On a linked quarter basis, total stockholders’ equity increased $19.7 million, primarily as a result of a $14.4 million increase in retained earnings. Book value per share at the end of the second quarter of 2024 was $27.56, compared to $27.42 at the end of the first quarter of 2024 and $26.59 at the end of the second quarter of 2023. Tangible book value per share1 at the end of the second quarter of 2024 was $16.20, compared to $16.02 at the end of the first quarter of 2024 and $15.17 at the end of the second quarter of 2023.

Stockholders’ equity as a percentage of total assets at June 30, 2024, was 12.6 percent, relatively unchanged from first quarter of 2024 levels and up from 12.0 percent reported at the end of the second quarter of 2023. Tangible common equity as a percentage of tangible assets1 was 7.8 percent, relatively unchanged from first quarter of 2024 levels and up from 7.2 percent reported at the end of the second quarter of 2023. Each of the regulatory capital ratios for Simmons and its lead subsidiary, Simmons Bank, continue to significantly exceed “well-capitalized” guidelines.

Select Capital Ratios

	2Q24	1Q24	4Q23	3Q23	2Q23
Stockholders’ equity to total assets	12.6%	12.6%	12.5%	11.9%	12.0%
Tangible common equity to tangible assets[1]	7.8	7.8	7.7	7.1	7.2
Common equity tier 1 (CET1) ratio	12.0	12.0	12.1	12.0	11.9
Tier 1 leverage ratio	9.5	9.4	9.4	9.3	9.2
Tier 1 risk-based capital ratio	12.0	12.0	12.1	12.0	11.9
Total risk-based capital ratio	14.2	14.4	14.4	14.3	14.2

Cash Dividend and Share Repurchase Program

As a result of Simmons’ solid capital position and its ability to organically generate capital, the board of directors declared a quarterly cash dividend on Simmons’ Class A common stock of $0.21 per share, which represents a 5 percent increase from the cash dividend paid for the same time period last year. The cash dividend is payable on October 1, 2024, to shareholders of record as of September 13, 2024. Simmons has paid cash dividends for 115 consecutive years, and 2024 represents the 13th consecutive year that Simmons has increased its dividend. According to research by Dividend Power, Simmons is one of only 26 U.S. publicly traded companies that have paid dividends for 100+ uninterrupted years. Simmons also earned Dividend Power’s designation as a “Dividend Contender,” a title reserved exclusively for companies that have increased their dividend for 10 to 24 consecutive years. As of July 1, 2024, Dividend Power research noted that Simmons is one of only 370 companies out of nearly 6,000 companies listed on the New York Stock Exchange and NASDAQ to achieve this distinction.

During the second quarter of 2024, Simmons did not repurchase shares under its stock repurchase program that was authorized in January 2024 (2024 Program), which replaced its former repurchase program that was authorized in January 2022. Remaining authorization under the 2024 Program as of June 30, 2024, was approximately $175 million. The timing, pricing and amount of any repurchases under the 2024 Program will be determined by Simmons’ management at its discretion based on a variety of factors including, but not limited to, market conditions, trading volume and market price of Simmons’ common stock, Simmons’ capital needs, Simmons’ working capital and investment requirements, other corporate considerations, economic conditions, and legal requirements. The 2024 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

(1)	Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below
(2)	FTE – fully taxable equivalent basis using an effective tax rate of 26.135%

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. Central Time today, Wednesday, July 24, 2024. Interested persons can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10190204. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 115 consecutive years. Its principal subsidiary, Simmons Bank, operates 234 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. In 2024, Simmons Bank was recognized by U.S. News & World Report as one of the 2024-2025 Best Companies to Work For in the South and by Forbes as one of America’s Best-In-State Banks 2024 in Tennessee. In 2023, Simmons Bank was recognized by Forbes as one of America’s Best Midsize Employers and among the World’s Best Banks for the fourth consecutive year. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on X (formerly Twitter) or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, non-interest income, and non-interest expense certain income and expense items attributable to, for example, merger activity (primarily including merger-related expenses), gains and/or losses on sale of branches, net branch right-sizing initiatives, FDIC special assessment charges and gain/loss on the sale of AFS investment securities. The Company has updated its calculation of certain non-GAAP financial measures to exclude the impact of gains or losses on the sale of AFS investment securities in light of the impact of the Company’s strategic AFS investment securities transactions during the fourth quarter of 2023 and has presented past periods on a comparable basis.

In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Fehlman’s quote, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for credit losses, and future economic conditions and interest rates. Any forward-looking statement speaks only as of the date of this press release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward- looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, changes in information technology affecting the financial industry, and changes in customer behaviors, including consumer spending, borrowing, and saving habits; general economic and market conditions; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts between Russia and Ukraine and between Israel and Hamas) or other major events, or the prospect of these events; the soundness of other financial institutions and any indirect exposure related to the closings of other financial institutions and their impact on the broader market through other customers, suppliers and partners, or that the conditions which resulted in the liquidity concerns experienced by closed financial institutions may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships; increased inflation; the loss of key employees; increased competition in the markets in which the Company operates and from non-bank financial institutions; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with acquisitions; increased delinquency and foreclosure rates on commercial real estate loans; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2023, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com or 205.612.3378 (cell)

SFNC

Simmons First National Corporation

Consolidated End of Period Balance Sheets

For the Quarters Ended (Unaudited)	Jun 30 2024	Mar 31 2024	Dec 31 2023	Sep 30 2023	Jun 30 2023
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$320,021	$380,324	$345,258	$181,822	$181,268
Interest bearing balances due from banks and federal funds sold	254,312	222,979	268,834	423,826	564,644

Cash and cash equivalents	574,333	603,303	614,092	605,648	745,912
Interest bearing balances due from banks - time	100	100	100	100	545
Investment securities - held-to-maturity	3,685,450	3,707,258	3,726,288	3,742,292	3,756,754
Investment securities - available-for-sale	2,885,904	3,027,558	3,152,153	3,358,421	3,579,758
Mortgage loans held for sale	13,053	11,899	9,373	11,690	10,342
Loans:
Loans	17,192,437	17,001,760	16,845,670	16,771,888	16,833,653
Allowance for credit losses on loans	(230,389)	(227,367)	(225,231)	(218,547)	(209,966)

Net loans	16,962,048	16,774,393	16,620,439	16,553,341	16,623,687
Premises and equipment	581,893	576,466	570,678	567,167	562,025
Foreclosed assets and other real estate owned	2,209	3,511	4,073	3,809	3,909
Interest receivable	126,625	122,781	122,430	110,361	103,431
Bank owned life insurance	505,023	503,348	500,559	497,465	494,370
Goodwill	1,320,799	1,320,799	1,320,799	1,320,799	1,320,799
Other intangible assets	104,943	108,795	112,645	116,660	120,758
Other assets	606,692	611,964	592,045	676,572	636,833

Total assets	$27,369,072	$27,372,175	$27,345,674	$27,564,325	$27,959,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing transaction accounts	$4,624,186	$4,697,539	$4,800,880	$4,991,034	$5,264,962
Interest bearing transaction accounts and savings deposits	10,925,179	11,071,762	10,997,425	10,571,807	10,866,078
Time deposits	6,291,518	6,583,703	6,446,673	6,668,370	6,357,682

Total deposits	21,840,883	22,353,004	22,244,978	22,231,211	22,488,722
Federal funds purchased and securities sold under agreements to repurchase	52,705	58,760	67,969	74,482	102,586
Other borrowings	1,346,378	871,874	972,366	1,347,855	1,373,339
Subordinated notes and debentures	366,217	366,179	366,141	366,103	366,065
Accrued interest and other liabilities	304,020	283,232	267,732	259,119	272,085

Total liabilities	23,910,203	23,933,049	23,919,186	24,278,770	24,602,797

Stockholders’ equity:
Common stock	1,255	1,254	1,252	1,251	1,262
Surplus	2,506,469	2,503,673	2,499,930	2,497,874	2,516,398
Undivided profits	1,356,626	1,342,215	1,329,681	1,330,810	1,308,654
Accumulated other comprehensive (loss) income	(405,481)	(408,016)	(404,375)	(544,380)	(469,988)

Total stockholders’ equity	3,458,869	3,439,126	3,426,488	3,285,555	3,356,326

Total liabilities and stockholders’ equity	$27,369,072	$27,372,175	$27,345,674	$27,564,325	$27,959,123

SFNC

Simmons First National Corporation

Consolidated Statements of Income - Quarter-to-Date

For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2024	2024	2023	2023	2023
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$270,937	$261,490	$261,505	$255,901	$244,292
Interest bearing balances due from banks and federal funds sold	2,964	3,010	3,115	3,569	4,023
Investment securities	55,050	58,001	58,755	50,638	48,751
Mortgage loans held for sale	194	148	143	178	154

TOTAL INTEREST INCOME	329,145	322,649	323,518	310,286	297,220

INTEREST EXPENSE
Time deposits	73,946	73,241	72,458	68,062	53,879
Other deposits	79,087	78,692	71,412	65,095	54,485
Federal funds purchased and securities
sold under agreements to repurchase	156	189	232	277	318
Other borrowings	15,025	11,649	16,607	16,450	18,612
Subordinated notes and debentures	7,026	6,972	7,181	6,969	6,696

TOTAL INTEREST EXPENSE	175,240	170,743	167,890	156,853	133,990

NET INTEREST INCOME	153,905	151,906	155,628	153,433	163,230

PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	11,099	10,206	11,225	20,222	5,061
Provision for credit losses on unfunded commitments	—	—	—	(11,300)	(5,000)
Provision for credit losses on investment securities - AFS	—	—	(1,196)	(1,200)	(1,326)
Provision for credit losses on investment securities - HTM	—	—	—	—	1,326

TOTAL PROVISION FOR CREDIT LOSSES	11,099	10,206	10,029	7,722	61

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	142,806	141,700	145,599	145,711	163,169

NONINTEREST INCOME
Service charges on deposit accounts	12,252	11,955	12,782	12,429	12,882
Debit and credit card fees	8,162	8,246	7,822	7,712	7,986
Wealth management fees	8,274	7,478	7,679	7,719	7,440
Mortgage lending income	1,973	2,320	1,603	2,157	2,403
Bank owned life insurance income	3,876	3,814	3,094	3,095	2,555
Other service charges and fees (includes insurance income)	2,352	2,199	2,346	2,232	2,262
Gain (loss) on sale of securities	—	—	(20,218)	—	(391)
Other income	6,410	7,172	6,866	7,433	9,843

TOTAL NONINTEREST INCOME	43,299	43,184	21,974	42,777	44,980

NONINTEREST EXPENSE
Salaries and employee benefits	70,716	72,653	66,982	67,374	74,723
Occupancy expense, net	11,864	12,258	11,733	12,020	11,410
Furniture and equipment expense	5,623	5,141	5,445	5,117	5,128
Other real estate and foreclosure expense	117	179	189	228	289
Deposit insurance	5,682	7,135	15,220	4,672	5,201
Merger-related costs	—	—	—	5	19
Other operating expenses	45,352	42,513	48,570	42,582	42,926

TOTAL NONINTEREST EXPENSE	139,354	139,879	148,139	131,998	139,696

NET INCOME BEFORE INCOME TAXES	46,751	45,005	19,434	56,490	68,453
Provision for income taxes	5,988	6,134	(4,473)	9,243	10,139

NET INCOME	$40,763	$38,871	$23,907	$47,247	$58,314

BASIC EARNINGS PER SHARE	$0.32	$0.31	$0.19	$0.38	$0.46

DILUTED EARNINGS PER SHARE	$0.32	$0.31	$0.19	$0.37	$0.46

SFNC

Simmons First National Corporation

Consolidated Risk-Based Capital

For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2024	2024	2023	2023	2023
($ in thousands)
Tier 1 capital
Stockholders’ equity	$3,458,869	$3,439,126	$3,426,488	$3,285,555	$3,356,326
CECL transition provision (1)	30,873	30,873	61,746	61,746	61,746
Disallowed intangible assets, net of deferred tax	(1,391,969)	(1,394,672)	(1,398,810)	(1,402,682)	(1,406,500)
Unrealized loss (gain) on AFS securities	405,481	408,016	404,375	544,380	469,988

Total Tier 1 capital	2,503,254	2,483,343	2,493,799	2,488,999	2,481,560

Tier 2 capital
Subordinated notes and debentures	366,217	366,179	366,141	366,103	366,065
Subordinated debt phase out	(132,000)	(66,000)	(66,000)	(66,000)	(66,000)
Qualifying allowance for loan losses and reserve for unfunded commitments	217,684	214,660	170,977	165,490	169,409

Total Tier 2 capital	451,901	514,839	471,118	465,593	469,474

Total risk-based capital	$2,955,155	$2,998,182	$2,964,917	$2,954,592	$2,951,034

Risk weighted assets	$20,856,194	$20,782,094	$20,599,238	$20,703,669	$20,821,075

Adjusted average assets for leverage ratio	$26,371,545	$26,312,873	$26,552,988	$26,733,658	$26,896,289

Ratios at end of quarter
Equity to assets	12.64%	12.56%	12.53%	11.92%	12.00%
Tangible common equity to tangible assets (2)	7.84%	7.75%	7.69%	7.07%	7.22%
Common equity Tier 1 ratio (CET1)	12.00%	11.95%	12.11%	12.02%	11.92%
Tier 1 leverage ratio	9.49%	9.44%	9.39%	9.31%	9.23%
Tier 1 risk-based capital ratio	12.00%	11.95%	12.11%	12.02%	11.92%
Total risk-based capital ratio	14.17%	14.43%	14.39%	14.27%	14.17%

(1)	The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.
(2)	Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

SFNC

Simmons First National Corporation

Consolidated Investment Securities

For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2024	2024	2023	2023	2023
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$454,488	$453,805	$453,121	$452,428	$451,737
Mortgage-backed securities	1,119,741	1,142,352	1,161,694	1,178,324	1,193,118
State and political subdivisions	1,857,409	1,855,642	1,856,674	1,857,652	1,859,022
Other securities	253,812	255,459	254,799	253,888	252,877

Total held-to-maturity (net of credit losses)	3,685,450	3,707,258	3,726,288	3,742,292	3,756,754

Available-for-Sale
U.S. Treasury	$1,275	$1,964	$2,254	$2,224	$2,209
U.S. Government agencies	66,563	69,801	72,502	172,759	176,564
Mortgage-backed securities	1,730,842	1,845,364	1,940,307	2,157,092	2,282,328
State and political subdivisions	864,190	874,849	902,793	790,344	885,505
Other securities	223,034	235,580	234,297	236,002	233,152

Total available-for-sale (net of credit losses)	2,885,904	3,027,558	3,152,153	3,358,421	3,579,758

Total investment securities (net of credit losses)	$6,571,354	$6,734,816	$6,878,441	$7,100,713	$7,336,512

Fair value - HTM investment securities	$3,005,524	$3,049,281	$3,135,370	$2,848,211	$3,094,958

SFNC

Simmons First National Corporation

Consolidated Loans

For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2024	2024	2023	2023	2023
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$178,354	$182,742	$191,204	$191,550	$209,452
Other consumer	130,278	124,531	127,462	112,832	148,333

Total consumer	308,632	307,273	318,666	304,382	357,785
Real Estate:
Construction	3,056,703	3,331,739	3,144,220	3,022,321	2,930,586
Single-family residential	2,666,201	2,624,738	2,641,556	2,657,879	2,633,365
Other commercial real estate	7,760,266	7,508,049	7,552,410	7,565,008	7,546,130

Total real estate	13,483,170	13,464,526	13,338,186	13,245,208	13,110,081
Commercial:
Commercial	2,484,474	2,499,311	2,490,176	2,477,077	2,569,330
Agricultural	285,181	226,642	232,710	296,912	280,541

Total commercial	2,769,655	2,725,953	2,722,886	2,773,989	2,849,871
Other	630,980	504,008	465,932	448,309	515,916

Total loans	$17,192,437	$17,001,760	$16,845,670	$16,771,888	$16,833,653

SFNC

Simmons First National Corporation

Consolidated Allowance and Asset Quality

For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2024	2024	2023	2023	2023
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$227,367	$225,231	$218,547	$209,966	$206,557
Loans charged off:
Credit cards	1,418	1,646	1,500	1,318	1,409
Other consumer	550	732	767	633	666
Real estate	123	2,857	1,023	9,723	435
Commercial	7,243	4,593	3,105	1,219	1,225

Total loans charged off	9,334	9,828	6,395	12,893	3,735
Recoveries of loans previously charged off:
Credit cards	221	248	242	234	298
Other consumer	509	333	518	344	436
Real estate	72	735	785	429	878
Commercial	455	442	309	245	471

Total recoveries	1,257	1,758	1,854	1,252	2,083

Net loans charged off	8,077	8,070	4,541	11,641	1,652
Provision for credit losses on loans	11,099	10,206	11,225	20,222	5,061

Balance, end of quarter	$230,389	$227,367	$225,231	$218,547	$209,966

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$102,891	$105,788	$83,325	$81,135	$71,279
Loans past due 90 days or more	558	1,527	1,147	806	738

Total nonperforming loans	103,449	107,315	84,472	81,941	72,017

Other nonperforming assets:
Foreclosed assets and other real estate owned	2,209	3,511	4,073	3,809	3,909
Other nonperforming assets	1,167	1,491	1,726	1,417	1,013

Total other nonperforming assets	3,376	5,002	5,799	5,226	4,922

Total nonperforming assets	$106,825	$112,317	$90,271	$87,167	$76,939

Ratios
Allowance for credit losses on loans to total loans	1.34%	1.34%	1.34%	1.30%	1.25%
Allowance for credit losses to nonperforming loans	223%	212%	267%	267%	292%
Nonperforming loans to total loans	0.60%	0.63%	0.50%	0.49%	0.43%
Nonperforming assets to total assets	0.39%	0.41%	0.33%	0.32%	0.28%
Annualized net charge offs to average loans (QTD)	0.19%	0.19%	0.11%	0.28%	0.04%
Annualized net charge offs to average loans (YTD)	0.19%	0.19%	0.12%	0.12%	0.04%
Annualized net credit card charge offs to average credit card loans (QTD)	2.50%	2.88%	2.49%	2.19%	2.25%

SFNC

Simmons First National Corporation

Consolidated - Average Balance Sheet and Net Interest Income Analysis

For the Quarters Ended
(Unaudited)
	Three Months Ended Jun 2024			Three Months Ended Mar 2024			Three Months Ended Jun 2023
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$214,777	$2,964	5.55%	$211,121	$3,010	5.73%	$404,639	$4,023	3.99%
Investment securities - taxable	4,035,508	39,283	3.92%	4,162,455	42,198	4.08%	4,821,231	32,745	2.72%
Investment securities - non-taxable (FTE)	2,597,005	21,429	3.32%	2,635,368	21,301	3.25%	2,627,192	21,253	3.24%
Mortgage loans held for sale	10,328	194	7.55%	9,048	148	6.58%	9,560	154	6.46%
Loans - including fees (FTE)	17,101,799	271,851	6.39%	16,900,496	262,414	6.24%	16,702,403	245,151	5.89%

Total interest earning assets (FTE)	23,959,417	335,721	5.64%	23,918,488	329,071	5.53%	24,565,025	303,326	4.95%
Non-earning assets	3,345,860			3,340,911			3,201,114

Total assets	$27,305,277			$27,259,399			$27,766,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$10,973,462	$79,087	2.90%	$11,132,396	$78,692	2.84%	$11,011,746	$54,485	1.98%
Time deposits	6,447,259	73,946	4.61%	6,448,014	73,241	4.57%	5,911,139	53,879	3.66%

Total interest bearing deposits	17,420,721	153,033	3.53%	17,580,410	151,933	3.48%	16,922,885	108,364	2.57%
Federal funds purchased and securities sold under agreement to repurchase	50,558	156	1.24%	54,160	189	1.40%	119,985	318	1.06%
Other borrowings	1,111,734	15,025	5.44%	873,278	11,649	5.37%	1,449,403	18,612	5.15%
Subordinated notes and debentures	366,198	7,026	7.72%	366,160	6,972	7.66%	366,047	6,696	7.34%

Total interest bearing liabilities	18,949,211	175,240	3.72%	18,874,008	170,743	3.64%	18,858,320	133,990	2.85%

Noninterest bearing liabilities:
Noninterest bearing deposits	4,624,819			4,654,179			5,276,267
Other liabilities	280,092			284,191			272,628

Total liabilities	23,854,122			23,812,378			24,407,215
Stockholders’ equity	3,451,155			3,447,021			3,358,924

Total liabilities and stockholders’ equity	$27,305,277			$27,259,399			$27,766,139

Net interest income (FTE)		$160,481			$158,328			$169,336

Net interest spread (FTE)			1.92%			1.89%			2.10%

Net interest margin (FTE)			2.69%			2.66%			2.76%

SFNC

Simmons First National Corporation

Consolidated - Selected Financial Data

For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2024	2024	2023	2023	2023
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income	$40,763	$38,871	$23,907	$47,247	$58,314
Diluted earnings per share	0.32	0.31	0.19	0.37	0.46
Return on average assets	0.60%	0.57%	0.35%	0.68%	0.84%
Return on average common equity	4.75%	4.54%	2.84%	5.56%	6.96%
Return on tangible common equity (non-GAAP) (1)	8.67%	8.33%	5.61%	10.33%	12.85%
Net interest margin (FTE)	2.69%	2.66%	2.68%	2.61%	2.76%
Efficiency ratio (2)	68.38%	69.41%	80.46%	65.11%	65.18%
FTE adjustment	6,576	6,422	6,511	6,515	6,106
Average diluted shares outstanding	125,758,166	125,661,950	125,609,265	126,283,609	127,379,976
Shares repurchased under plan	—	—	—	1,128,962	1,128,087
Average price of shares repurchased	—	—	—	17.69	17.75
Cash dividends declared per common share	0.210	0.210	0.200	0.200	0.200
Accretable yield on acquired loans	1,569	1,123	1,762	2,146	2,267
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$41,897	$40,351	$50,215	$48,804	$61,354
Adjusted diluted earnings per share	0.33	0.32	0.40	0.39	0.48
Adjusted return on average assets	0.62%	0.60%	0.73%	0.70%	0.89%
Adjusted return on average common equity	4.88%	4.71%	5.97%	5.74%	7.33%
Adjusted return on tangible common equity	8.89%	8.62%	11.10%	10.64%	13.48%
Adjusted efficiency ratio (2)	65.68%	66.42%	62.91%	61.94%	61.29%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$79,634	$38,871	$175,057	$151,150	$103,903
Diluted earnings per share	0.63	0.31	1.38	1.19	0.82
Return on average assets	0.59%	0.57%	0.64%	0.73%	0.76%
Return on average common equity	4.64%	4.54%	5.21%	6.00%	6.23%
Return on tangible common equity (non-GAAP) (1)	8.50%	8.33%	9.76%	11.14%	11.55%
Net interest margin (FTE)	2.68%	2.66%	2.78%	2.82%	2.92%
Efficiency ratio (2)	68.90%	69.41%	67.75%	64.13%	63.68%
FTE adjustment	12,998	6,422	25,443	18,932	12,417
Average diluted shares outstanding	125,693,536	125,661,950	126,775,704	127,099,727	127,421,034
Cash dividends declared per common share	0.420	0.210	0.800	0.600	0.400
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$82,248	$40,351	$207,716	$157,501	$108,697
Adjusted diluted earnings per share	0.65	0.32	1.64	1.24	0.85
Adjusted return on average assets	0.61%	0.60%	0.75%	0.76%	0.79%
Adjusted return on average common equity	4.80%	4.71%	6.18%	6.25%	6.51%
Adjusted return on tangible common equity	8.76%	8.62%	11.46%	11.58%	12.06%
Adjusted efficiency ratio (2)	66.05%	66.42%	61.32%	60.81%	60.30%
END OF PERIOD
Book value per share	$27.56	$27.42	$27.37	$26.26	$26.59
Tangible book value per share	16.20	16.02	15.92	14.77	15.17
Shares outstanding	125,487,520	125,419,618	125,184,119	125,133,281	126,224,707
Full-time equivalent employees	2,961	2,989	3,007	3,005	3,066
Total number of financial centers	234	233	234	232	231

(1)	Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.
(2)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

SFNC

Simmons First National Corporation

Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date

For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2024	2024	2023	2023	2023
(in thousands, except per share data)
QUARTER-TO-DATE
Net income	$40,763	$38,871	$23,907	$47,247	$58,314
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	283	1,549	10,521	—	—
Merger related costs	—	—	—	5	19
Early retirement program	118	219	1,032	1,557	3,609
Termination of vendor and software services	615	—	—	—	—
Loss (gain) on sale of securities	—	—	20,218	—	391
Branch right sizing (net)	519	236	3,846	547	95
Tax effect of certain items (1)	(401)	(524)	(9,309)	(552)	(1,074)

Certain items, net of tax	1,134	1,480	26,308	1,557	3,040

Adjusted earnings (non-GAAP)	$41,897	$40,351	$50,215	$48,804	$61,354

Diluted earnings per share	$0.32	$0.31	$0.19	$0.37	$0.46
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	0.01	0.08	—	—
Merger related costs	—	—	—	—	—
Early retirement program	—	—	0.01	0.01	0.03
Termination of vendor and software services	0.01	—	—	—	—
Loss (gain) on sale of securities	—	—	0.16	—	—
Branch right sizing (net)	—	—	0.03	0.01	—
Tax effect of certain items (1)	—	—	(0.07)	—	(0.01)

Certain items, net of tax	0.01	0.01	0.21	0.02	0.02

Adjusted diluted earnings per share (non-GAAP)	$0.33	$0.32	$0.40	$0.39	$0.48

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)
QUARTER-TO-DATE
Noninterest income	$43,299	$43,184	$21,974	$42,777	$44,980
Certain noninterest income items
Loss (gain) on sale of securities	—	—	20,218	—	391

Adjusted noninterest income (non-GAAP)	$43,299	$43,184	$42,192	$42,777	$45,371

Noninterest expense	$139,354	$139,879	$148,139	$131,998	$139,696
Certain noninterest expense items
Merger related costs	—	—	—	(5)	(19)
Early retirement program	(118)	(219)	(1,032)	(1,557)	(3,609)
FDIC Deposit Insurance special assessment	(283)	(1,549)	(10,521)	—	—
Termination of vendor and software services	(615)	—	—	—	—
Branch right sizing expense	(519)	(236)	(3,846)	(547)	(95)

Adjusted noninterest expense (non-GAAP)	$137,819	$137,875	$132,740	$129,889	$135,973

Salaries and employee benefits	$70,716	$72,653	$66,982	$67,374	$74,723
Certain salaries and employee benefits items Early retirement program	(118)	(219)	(1,032)	(1,557)	(3,609)
Other	1	—	2	—	—

Adjusted salaries and employee benefits (non-GAAP)	$70,599	$72,434	$65,952	$65,817	$71,114

Other operating expenses	$45,352	$42,513	$48,570	$42,582	$42,926
Certain other operating expenses items
Termination of vendor and software services	(615)	—	—	—	—
Branch right sizing expense	(392)	(83)	(3,708)	(466)	53

Adjusted other operating expenses (non-GAAP)	$44,345	$42,430	$44,862	$42,116	$42,979

SFNC

Simmons First National Corporation

Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date

For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2024	2024	2023	2023	2023
(in thousands, except per share data)
YEAR-TO-DATE
Net income	$79,634	$38,871	$175,057	$151,150	$103,903
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	1,832	1,549	10,521	—	—
Merger related costs	—	—	1,420	1,420	1,415
Early retirement program	337	219	6,198	5,166	3,609
Termination of vendor and software services	615	—	—	—	—
Loss (gain) on sale of securities	—	—	20,609	391	391
Branch right sizing (net)	755	236	5,467	1,621	1,074
Tax effect of certain items (1)	(925)	(524)	(11,556)	(2,247)	(1,695)

Certain items, net of tax	2,614	1,480	32,659	6,351	4,794

Adjusted earnings (non-GAAP)	$82,248	$40,351	$207,716	$157,501	$108,697

Diluted earnings per share	$0.63	$0.31	$1.38	$1.19	$0.82
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	0.02	0.01	0.08	—	—
Merger related costs	—	—	0.01	0.01	0.01
Early retirement program	—	—	0.05	0.04	0.03
Termination of vendor and software services	—	—	—	—	—
Loss (gain) on sale of securities	—	—	0.17	—	—
Branch right sizing (net)	0.01	—	0.04	0.02	0.01
Tax effect of certain items (1)	(0.01)	—	(0.09)	(0.02)	(0.02)

Certain items, net of tax	0.02	0.01	0.26	0.05	0.03

Adjusted diluted earnings per share (non-GAAP)	$0.65	$0.32	$1.64	$1.24	$0.85

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)
YEAR-TO-DATE
Noninterest income	$86,483	$43,184	$155,566	$133,592	$90,815
Certain noninterest income items
Loss (gain) on sale of securities	—	—	20,609	391	391

Adjusted noninterest income (non-GAAP)	$86,483	$43,184	$176,175	$133,983	$91,206

Noninterest expense	$279,233	$139,879	$563,061	$414,922	$282,924
Certain noninterest expense items
Merger related costs	—	—	(1,420)	(1,420)	(1,415)
Early retirement program	(337)	(219)	(6,198)	(5,166)	(3,609)
FDIC Deposit Insurance special assessment	(1,832)	(1,549)	(10,521)	—	—
Termination of vendor and software services	(615)	—	—	—	—
Branch right sizing expense	(755)	(236)	(5,467)	(1,621)	(1,074)

Adjusted noninterest expense (non-GAAP)	$275,694	$137,875	$539,455	$406,715	$276,826

Salaries and employee benefits	$143,369	$72,653	$286,117	$219,135	$151,761
Certain salaries and employee benefits items Early retirement program	(337)	(219)	(6,198)	(5,166)	(3,609)
Other	1	—	2	—	—

Adjusted salaries and employee benefits (non-GAAP)	$143,033	$72,434	$279,921	$213,969	$148,152

Merger related costs	$—	$—	$1,420	$1,420	$1,415
Adjustment for merger related costs	—	—	(1,420)	(1,420)	(1,415)

Adjusted merger related costs (non-GAAP)	$—	$—	$—	$—	$—

Other operating expenses	$87,865	$42,513	$177,164	$128,594	$86,012
Certain other operating expenses items
Termination of vendor and software services	(615)	—	—	—	—
Branch right sizing expense	(475)	(83)	(4,937)	(1,229)	(763)

Adjusted other operating expenses (non-GAAP)	$86,775	$42,430	$172,227	$127,365	$85,249

SFNC

Simmons First National Corporation

Reconciliation Of Non-GAAP Financial Measures - End of Period

For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2024	2024	2023	2023	2023
($ in thousands, except per share data)
Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$3,458,869	$3,439,126	$3,426,488	$3,285,555	$3,356,326
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(104,943)	(108,795)	(112,645)	(116,660)	(120,758)

Total intangibles	(1,425,742)	(1,429,594)	(1,433,444)	(1,437,459)	(1,441,557)

Tangible common stockholders’ equity	$2,033,127	$2,009,532	$1,993,044	$1,848,096	$1,914,769

Total assets	$27,369,072	$27,372,175	$27,345,674	$27,564,325	$27,959,123
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(104,943)	(108,795)	(112,645)	(116,660)	(120,758)

Total intangibles	(1,425,742)	(1,429,594)	(1,433,444)	(1,437,459)	(1,441,557)

Tangible assets	$25,943,330	$25,942,581	$25,912,230	$26,126,866	$26,517,566

Ratio of common equity to assets	12.64%	12.56%	12.53%	11.92%	12.00%

Ratio of tangible common equity to tangible assets	7.84%	7.75%	7.69%	7.07%	7.22%

Calculation of Tangible Book Value per Share
Total common stockholders’ equity	$3,458,869	$3,439,126	$3,426,488	$3,285,555	$3,356,326
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(104,943)	(108,795)	(112,645)	(116,660)	(120,758)

Total intangibles	(1,425,742)	(1,429,594)	(1,433,444)	(1,437,459)	(1,441,557)

Tangible common stockholders’ equity	$2,033,127	$2,009,532	$1,993,044	$1,848,096	$1,914,769

Shares of common stock outstanding	125,487,520	125,419,618	125,184,119	125,133,281	126,224,707

Book value per common share	$27.56	$27.42	$27.37	$26.26	$26.59

Tangible book value per common share	$16.20	$16.02	$15.92	$14.77	$15.17

Calculation of Coverage Ratio of Uninsured, Non-Collateralized Deposits
Uninsured deposits at Simmons Bank	$8,186,903	$8,413,514	$8,328,444	$8,143,200	$8,507,395
Less: Collateralized deposits (excluding portion that is FDIC insured)	2,835,424	2,995,241	2,846,716	2,835,405	3,030,550
Less: Intercompany eliminations	943,979	775,461	728,480	676,840	674,552

Total uninsured, non-collateralized deposits	$4,407,500	$4,642,812	$4,753,248	$4,630,955	$4,802,293

FHLB borrowing availability	$4,910,000	$5,326,000	$5,401,000	$5,372,000	$5,345,000
Unpledged securities	4,145,000	4,122,000	3,817,000	4,124,000	3,877,000
Fed funds lines, Fed discount window and
Bank Term Funding Program (1)	2,065,000	2,009,000	1,998,000	1,951,000	1,874,000

Additional liquidity sources	$11,120,000	$11,457,000	$11,216,000	$11,447,000	$11,096,000

Uninsured, non-collateralized deposit coverage ratio	2.5	2.5	2.4	2.5	2.3

(1)	The Bank Term Funding Program closed for new loans on March 11, 2024. At no time did Simmons borrow funds under this program.

Calculation of Net Charge Off Ratio
Net charge offs	$8,077	$8,070
Less: Net charge offs from run-off portfolio (1)	6,700	4,500

Net charge offs excluding run-off portfolio	$1,377	$3,570

Average total loans	$17,101,799	$16,900,496

Annualized net charge offs to average loans (NCO ratio)	0.19%	0.19%

NCO ratio, excluding net charge offs associated with run-off portfolio (annualized)	0.03%	0.08%

(1)	Run-off portfolio consists of asset based lending and small equipment finance portfolios obtained in acquisitions.

SFNC

Simmons First National Corporation

Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date

For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2024	2024	2023	2023	2023
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$40,763	$38,871	$23,907	$47,247	$58,314
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	283	1,549	10,521	—	—
Merger related costs	—	—	—	5	19
Early retirement program	118	219	1,032	1,557	3,609
Termination of vendor and software services	615	—	—	—	—
Loss (gain) on sale of securities	—	—	20,218	—	391
Branch right sizing (net)	519	236	3,846	547	95
Tax effect of certain items (2)	(401)	(524)	(9,309)	(552)	(1,074)

Adjusted earnings (non-GAAP)	$41,897	$40,351	$50,215	$48,804	$61,354

Average total assets	$27,305,277	$27,259,399	$27,370,811	$27,594,611	$27,766,139

Return on average assets	0.60%	0.57%	0.35%	0.68%	0.84%
Adjusted return on average assets (non-GAAP)	0.62%	0.60%	0.73%	0.70%	0.89%
Calculation of Return on Tangible Common Equity
Net income available to common stockholders	$40,763	$38,871	$23,907	$47,247	$58,314
Amortization of intangibles, net of taxes	2,845	2,844	2,965	3,027	3,026

Total income available to common stockholders	$43,608	$41,715	$26,872	$50,274	$61,340

Certain items (non-GAAP)
Gain on insurance settlement	$—	$—	$—	$—	$—
FDIC Deposit Insurance special assessment	283	1,549	10,521	—	—
Merger related costs	—	—	—	5	19
Early retirement program	118	219	1,032	1,557	3,609
Termination of vendor and software services	615	—	—	—	—
Loss (gain) on sale of securities	—	—	20,218	—	391
Branch right sizing (net)	519	236	3,846	547	95
Tax effect of certain items (2)	(401)	(524)	(9,309)	(552)	(1,074)

Adjusted earnings (non-GAAP)	41,897	40,351	50,215	48,804	61,354
Amortization of intangibles, net of taxes	2,845	2,844	2,965	3,027	3,026

Total adjusted earnings available to common stockholders (non-GAAP)	$44,742	$43,195	$53,180	$51,831	$64,380

Average common stockholders’ equity	$3,451,155	$3,447,021	$3,336,247	$3,371,678	$3,358,924
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(107,173)	(111,023)	(114,861)	(119,125)	(123,173)

Total average intangibles	(1,427,972)	(1,431,822)	(1,435,660)	(1,439,924)	(1,443,972)

Average tangible common stockholders’ equity (non-GAAP)	$2,023,183	$2,015,199	$1,900,587	$1,931,754	$1,914,952

Return on average common equity	4.75%	4.54%	2.84%	5.56%	6.96%

Return on tangible common equity	8.67%	8.33%	5.61%	10.33%	12.85%

Adjusted return on average common equity (non-GAAP)	4.88%	4.71%	5.97%	5.74%	7.33%

Adjusted return on tangible common equity (non-GAAP)	8.89%	8.62%	11.10%	10.64%	13.48%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$139,354	$139,879	$148,139	$131,998	$139,696
Certain noninterest expense items (non-GAAP)
Merger related costs	—	—	—	(5)	(19)
Early retirement program	(118)	(219)	(1,032)	(1,557)	(3,609)
FDIC Deposit Insurance special assessment	(283)	(1,549)	(10,521)	—	—
Termination of vendor and software services	(615)	—	—	—	—
Branch right sizing expense	(519)	(236)	(3,846)	(547)	(95)
Other real estate and foreclosure expense adjustment	(117)	(179)	(189)	(228)	(289)
Amortization of intangibles adjustment	(3,852)	(3,850)	(4,015)	(4,097)	(4,098)

Adjusted efficiency ratio numerator	$133,850	$133,846	$128,536	$125,564	$131,586

Net interest income	$153,905	$151,906	$155,628	$153,433	$163,230
Noninterest income	43,299	43,184	21,974	42,777	44,980
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,576	6,422	6,511	6,515	6,106

Efficiency ratio denominator	203,780	201,512	184,113	202,725	214,316
Certain noninterest income items (non-GAAP)
Branch right sizing income	—	—	—	—	—
(Gain) loss on sale of securities	—	—	20,218	—	391

Adjusted efficiency ratio denominator	$203,780	$201,512	$204,331	$202,725	$214,707

Efficiency ratio (1)	68.38%	69.41%	80.46%	65.11%	65.18%

Adjusted efficiency ratio (non-GAAP) (1)	65.68%	66.42%	62.91%	61.94%	61.29%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Effective tax rate of 26.135%.

SFNC

Simmons First National Corporation

Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)

For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2024	2024	2023	2023	2023
($ in thousands)
Calculation of Total Revenue and Adjusted Total Revenue
Net interest income	$153,905	$151,906	$155,628	$153,433	$163,230
Noninterest income	43,299	43,184	21,974	42,777	44,980

Total revenue	197,204	195,090	177,602	196,210	208,210
Certain items, pre-tax (non-GAAP)
Less: Gain (loss) on sale of securities	—	—	(20,218)	—	(391)

Adjusted total revenue	$197,204	$195,090	$197,820	$196,210	$208,601

Calculation of Pre-Provision Net Revenue (PPNR)
Net interest income	$153,905	$151,906	$155,628	$153,433	$163,230
Noninterest income	43,299	43,184	21,974	42,777	44,980

Total revenue	197,204	195,090	177,602	196,210	208,210
Less: Noninterest expense	139,354	139,879	148,139	131,998	139,696

Pre-Provision Net Revenue (PPNR)	$57,850	$55,211	$29,463	$64,212	$68,514

Calculation of Adjusted Pre-Provision Net Revenue
Pre-Provision Net Revenue (PPNR)	$57,850	$55,211	$29,463	$64,212	$68,514
Certain items, pre-tax (non-GAAP)
Plus: Loss (gain) on sale of securities	—	—	20,218	—	391
Plus: FDIC Deposit Insurance special assessment	283	1,549	10,521	—	—
Plus: Merger related costs	—	—	—	5	19
Plus: Early retirement program costs	118	219	1,032	1,557	3,609
Plus: Termination of vendor and software services	615	—	—	—	—
Plus: Branch right sizing costs (net)	519	236	3,846	547	95

Adjusted Pre-Provision Net Revenue	$59,385	$57,215	$65,080	$66,321	$72,628

SFNC

Simmons First National Corporation

Reconciliation Of Non-GAAP Financial Measures - Year-to-Date

For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2024	2024	2023	2023	2023
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$79,634	$38,871	$175,057	$151,150	$103,903
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	1,832	1,549	10,521	—	—
Merger related costs	—	—	1,420	1,420	1,415
Early retirement program	337	219	6,198	5,166	3,609
Termination of vendor and software services	615	—	—	—	—
Loss (gain) on sale of securities	—	—	20,609	391	391
Branch right sizing (net)	755	236	5,467	1,621	1,074
Tax effect of certain items (2)	(925)	(524)	(11,556)	(2,247)	(1,695)

Adjusted earnings (non-GAAP)	$82,248	$40,351	$207,716	$157,501	$108,697

Average total assets	$27,282,338	$27,259,399	$27,554,859	$27,616,882	$27,628,202

Return on average assets	0.59%	0.57%	0.64%	0.73%	0.76%

Adjusted return on average assets (non-GAAP)	0.61%	0.60%	0.75%	0.76%	0.79%

Calculation of Return on Tangible Common Equity
Net income available to common stockholders	$79,634	$38,871	$175,057	$151,150	$103,903
Amortization of intangibles, net of taxes	5,689	2,844	12,044	9,079	6,052

Total income available to common stockholders	$85,323	$41,715	$187,101	$160,229	$109,955

Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	$1,832	$1,549	$10,521	$—	$—
Merger related costs	—	—	1,420	1,420	1,415
Early retirement program	337	219	6,198	5,166	3,609
Termination of vendor and software services	615	—	—	—	—
Loss (gain) on sale of securities	—	—	20,609	391	391
Branch right sizing (net)	755	236	5,467	1,621	1,074
Tax effect of certain items (2)	(925)	(524)	(11,556)	(2,247)	(1,695)

Adjusted earnings (non-GAAP)	82,248	40,351	207,716	157,501	108,697
Amortization of intangibles, net of taxes	5,689	2,844	12,044	9,079	6,052

Total adjusted earnings available to common stockholders (non-GAAP)	$87,937	$43,195	$219,760	$166,580	$114,749

Average common stockholders’ equity	$3,449,089	$3,447,021	$3,359,312	$3,367,088	$3,364,755
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,510)	(1,320,412)	(1,320,215)
Other intangibles	(109,098)	(111,023)	(121,098)	(123,200)	(125,272)

Total average intangibles	(1,429,897)	(1,431,822)	(1,441,608)	(1,443,612)	(1,445,487)

Average tangible common stockholders’ equity (non-GAAP)	$2,019,192	$2,015,199	$1,917,704	$1,923,476	$1,919,268

Return on average common equity	4.64%	4.54%	5.21%	6.00%	6.23%

Return on tangible common equity	8.50%	8.33%	9.76%	11.14%	11.55%

Adjusted return on average common equity (non-GAAP)	4.80%	4.71%	6.18%	6.25%	6.51%

Adjusted return on tangible common equity (non-GAAP)	8.76%	8.62%	11.46%	11.58%	12.06%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$279,233	$139,879	$563,061	$414,922	$282,924
Certain noninterest expense items (non-GAAP) Merger related costs	—	—	(1,420)	(1,420)	(1,415)
Early retirement program	(337)	(219)	(6,198)	(5,166)	(3,609)
FDIC Deposit Insurance special assessment	(1,832)	(1,549)	(10,521)	—	—
Termination of vendor and software services	(615)	—	—	—	—
Branch right sizing expense	(755)	(236)	(5,467)	(1,621)	(1,074)
Other real estate and foreclosure expense adjustment	(296)	(179)	(892)	(703)	(475)
Amortization of intangibles adjustment	(7,702)	(3,850)	(16,306)	(12,291)	(8,194)

Adjusted efficiency ratio numerator	$267,696	$133,846	$522,257	$393,721	$268,157

Net interest income	$305,811	$151,906	$650,126	$494,498	$341,065
Noninterest income	86,483	43,184	155,566	133,592	90,815
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	12,998	6,422	25,443	18,932	12,417

Efficiency ratio denominator	405,292	201,512	831,135	647,022	444,297
Certain noninterest income items (non-GAAP) Branch right sizing income	—	—	—	—	—
(Gain) loss on sale of securities	—	—	20,609	391	391

Adjusted efficiency ratio denominator	$405,292	$201,512	$851,744	$647,413	$444,688

Efficiency ratio (1)	68.90%	69.41%	67.75%	64.13%	63.68%

Adjusted efficiency ratio (non-GAAP) (1)	66.05%	66.42%	61.32%	60.81%	60.30%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Effective tax rate of 26.135%.